SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT



              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                  Date of Report:  April 17, 1997
                (Date of Earliest Event Reported)


                  FORT WAYNE NATIONAL CORPORATION
        (Exact name of registrant as specified in its charter)

                      110 West Berry Street
                       Post Office Box 110
                    Fort Wayne, Indiana  46801
                          (219) 426-0555
              (Address of Principal Executive Office)
                 (Registrant's Telephone Number)

                             0-10869
                    (Commission File Number)

                             Indiana
                    (State of Incorporation)

                            35-1502812
                 (IRS Employer Identification No.)

     Item 5.   Other Events.

     Fort Wayne National Corporation announced completion on April 17, 1997, of a $30 million private placement of 9.85% capital securities due April 15, 2027. The securities were issued by Fort Wayne National Corporation's recently formed subsidiary, Fort Wayne Capital Trust I, a statutory business trust formed under the laws of the State of Delaware. The securities pay interest semi-annually, and interest on the securities may, at the option of Fort Wayne National Corporation, be deferred for up to five years.

     Proceeds of the issue were invested by Fort Wayne Capital Trust I in Junior Subordinated Debentures issued by Fort Wayne National Corporation. Proceeds qualify as Tier I capital under Federal Reserve Board guidelines.

     Keefe, Bruyette & Woods, Inc., New York, New York, acted as underwriter for the Capital Securities. The Capital Securities were offered and sold only to qualified institutional buyers as defined in Rule 144A under the Securities Act of 1933.



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              FORT WAYNE NATIONAL CORPORATION



                               By:   /s/ Stephen R. Gillig

                                   Stephen R. Gillig, President and
                                   Chief Administrative Officer

Date: April 30, 1997